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DBRN - Q2 2007 Dress Barn Earnings Conference Call

Event Date/Time: Feb. 28. 2007 / 4:30PM ET

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

C O R P O R A T E P A R T I C I P A N T S

David Jaffe
Dress Barn - President, CEO

Armand Correia
Dress Barn - CFO

Keith Fulsher
Dress Barn - CMO

Lisa Rhodes
Dress Barn - CMO, Maurice's

C O N F E R E N C E C A L L P A R T I C I P A N T S

Chris Kim
JPMorgan - Analyst

Mark Montagna
PL King - Analyst

Mark Bettinger
Stanford Group - Analyst

Shaun Smolarz
Sidoti and Company - Analyst

Paula Kalandiak
First Albany Capital - Analyst

Erin Maloney
Merriman Curhan Ford and Company - Analyst

Robin Murchison
SunTrust - Analyst

Jeff Halper
Halper Capital Management - Analyst

P R E S E N T A T I O N

Operator

Ladies and gentlemen, you thank you for standing by. Welcome to your Dress Barn Second Quarter Financial Results Conference Call. At this time, all participants are in a listen-only mode. Later the Company will conduct a question-and-answer session. [OPERATOR INSTRUCTIONS]. As a reminder, this conference call is being recorded Wednesday, February 28th, 2007. I will now turn the call over to Mr. David Jaffe, President and Chief Executive Officer of Dress Barn.

David Jaffe - Dress Barn - President, CEO

Good afternoon, everyone. Thank you, for joining us today for a review and discussion of the Company's second quarter financial results. Joining me are Armand Correia, CFO, Keith Fulsher, and Lisa Rhodes Chief Merchandising Officers for Dress Barn stores and Maurice's stores. Before our prepared remarks, Armand will make a few introductory comments. Armand?

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO

Thank you, David.

As a reminder, comments or responses to questions made on today's call could include certain forward-looking statements relating to the Company expectations and beliefs concerning our future business. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated. These risk factors are described in our annual report on Form 10-K for the fiscal year ended July 29th, 2006 and our previous quarterly reports on Form 10-Q, all of which have been filed with the Securities and Exchange Commission. We undertake no obligation to update or revise our forward-looking statements to reflect subsequent events or circumstances. Listeners to this call constitute their consent to these terms and conditions.

Announcement of this call was previously issued across the news wire services and this presentation is being simulcast on our website www.dressbarn.com. A recording of this call will be made available shortly after its conclusion and until March 31st of 2007. Information on accessing it is available on today's issued second quarter earnings news release. I will now turn this call over to David.

David Jaffe - Dress Barn - President, CEO

Thank you, Armand.
I'm pleased with our second quarter sales results, as comps were up 5% on top of last year's 10%. By division, DB was up 5% on 10 and Maurice is up 4% over last year's 10%. Net earnings for the quarter were up 21%, aided by a tax adjustment. Operating income, however was up only 2% due to some one-time expenses and the timing of our marketing expenditures.

Looking back on the holiday season, overall we were pleased with our performance. Comps were solid and our gift card sales were up 20%. This, along with our early transition to spring positioned us well for the mild December and early January. We were relatively aggressive on clearance and we have created a very current inventory position. Unfortunately, the bitter cold in late January and February in many of our markets combined with an assortment skewed towards spring caused our sales to slow somewhat and put pressure on merchandise margins.

February comps were flat for the month. DB was down 1% and Maurice's was up 3%. Based on the variability by region, we're confident that this is more indicative of weather patterns than it is of any issue with our merchandise assortment which we continue to believe is on-target.

We remain enthusiastic about our progress. We've been achieving increases in AUR and UPTs and with the continued development of the Dress Barn and Maurice's brand, expect this to continue to enable us to drive comp store sales increases.

Now I'd like to turn it back to Armand for more in depth discussion of our financial results.

Armand Correia - Dress Barn - CFO

Thanks, David.
As David mentioned, we are pleased with the better than expected sales results during the quarter. We have again delivered solid and consistent top line growth, marking the 12th consecutive quarter of comp sales increases.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Total sales increased 9% to a record second quarter level. The sales increase was driven by comp sales increases of 5% and by division Dress Barn stores increased 5% and Maurice's increased 4%. This year's quarterly comp sales increase was on top of last year's strong 10% increase.

Reviewing some key sales metrics, UPTs at Dress Barn increased during the quarter 2% to 3.12 per transaction, and increased 5% at Maurice's to 2.52 per transaction. Sales transactions also increased at both divisions up 5.5% at Dress Barn and up 2% at Maurice's. We believe the increases are primarily due to our ongoing marketing efforts, especially at Maurice's.

Quarterly sales, as already mentioned, were favorably impacted by gift card sales. However, this led to subsequent increased gift card redemptions, which helped contribute to January's strong comp sales increase of 8%. We estimate that the January 8% increase in comps, 2 to 4% was due to gift card redemptions.

Net earnings for the quarter increased 21% to $17 million or $0.24 per diluted share. Earnings per share were favorably impacted by $0.03 for certain one-time tax items which reduced our effective tax rate during the quarter. This compares to last year's earnings of $14.1 million or $0.21 per diluted share.

Given the increased quarterly sales performance, we did not achieve the anticipated leverage on operating margins, which came in at $23 million or 6.8% of sales, only slightly above last year's $22.7 million or 7.3% of sales. Dress Barn stores operating margin was 5%, compared to last year's 5.5%. And Maurice's came in at 9.8% compared to last year's 10.4%. We believe several factors contributed to this operating margin performance during the quarter.

We were pleased with the early selling of spring merchandise. Again helped by the mild temperatures during December and into the beginning of January versus last year, and we took advantage of this opportunity to more aggressively mark down winter clearance merchandise. With the arrival of arctic temperatures affecting most of our core store base, spring selling slowed and customers shifted their buying to winter clearance. As a result, quarterly merchandise margins came in lower than expected. Looking back, we believe our strategy to aggressively mark down winter clearance was the right decision, as our goal was to come out of the quarter with clean inventories heading into the spring season. As such, gross margin for the quarter came in flat to last year at 37.9%.

SG&A was 27.6% of sales, an increase of 30 basis points versus last year's 27.3%. We did not achieve leverage from the 5% comp increase. You might recall, our tipping point is approximately 3.5% comp sales increases where we begin to achieve leverage. We remain confident that this leverage formula is still valid. However, during the quarter, we experienced some unexpected increased costs in repairs and maintenance, healthcare costs and professional services. We anticipate these costs will come into line in subsequent quarters. We also had a timing difference in marketing costs between the first and second quarters.

Depreciation expense was 3.5% of sales, slightly higher than last year's 3.3% of sales. The increase was due to the accelerated write-off of fixed assets for current spring remodel stores. We anticipate this trend to continue as we are increasing our CapEx estimate for the current fiscal year from $60 million to $65 million, primarily for new stores and more remodels than originally planned.

We estimate that these three factors, aggressive markdowns on winter clearance, unexpected increases in SG&A costs and accelerated fixed asset write-offs accounted for approximately 110 basis points or $3.7 million pretax, an impact of approximately $0.03 on quarterly earnings per share.

Interest income increased approximately $1 million, versus last year, as we continue to build, build up our investments from our strong cash flow. Quarterly effective tax rate decreased to 28% and reflects the favorable impact of the $0.03 to earnings per share from certain one-time items. We believe a 38.5% rate is more appropriate for the remainder of fiscal 2007.

Average shares outstanding for the quarter was 61.9 million shares. However, for diluted EPS calculation, 70.2 million shares were used to include the impact of the conversion feature of our 2.5% senior convertible note and stock option dilution.

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Six month period net sales increased 11% to $698.8 million compared to $629.8 million last year, while comparable store sales increased 6%, driven by increases of 8% from Dress Barn stores and 3% from Maurice's stores. Net earnings for this six month period increased 29% versus last year while operating margin dollars increased 13%, 9.6% of sales and by division Dress Barn stores were 8.5% of sales, while Maurice's stores were at 11.7% of sales.

Our balance sheet continues to strengthen and is highly liquid. We ended the quarter with approximately $203 million of cash and marketable securities, or approximately $3.26 per average share, compared to $96 million last year. Cash flow from operations through the six month period was approximately $70 million, with free cash of nearly $50 million.

Inventory levels at both divisions continue to be well-controlled and the mix is more current than last year-ending the quarter. Our overall inventories were $158 million, up 13% versus last year, and in line with our plan, which includes an early Easter this year. On a same store basis, Dress Barn's average store inventories increased 1% while Maurice's increased 8%. Maurice's overall increase reflects the build up of inventory for new spring store openings of approximately 47 new stores. While at the same time, we are planning approximately 20 new stores for Dress Barn.

While comp sale comparisons remain challenging for the spring season up against 7% last year, we remain optimistic that both divisions can continue their sales momentum, especially Maurice's which was flat last year and with our increased marketing programs should help increase sales. Strong early reads on spring selling and our aggressive clearance of winter merchandise positions us well for potential margin expansion during the spring selling season.

It is important to note that our spring monthly sales reporting calendar cuts off one week earlier than most other retailers who reported the extra 53rd week in their most recent January fiscal year ended. Therefore, we will be reporting monthly sales one week earlier than most of the other retailers throughout the spring season. As a result, the week leading up to Easter Sunday, which is typically one of our highest sales volume weeks of the year, will again be reported with April sales, the same as last year. While most of the other retailers will have the benefit of reporting the week in their March sales results this year versus April last year.

I would now like to introduce Keith Fulsher, Dress Barn store's Chief Merchandising Officer.

Keith Fulsher - Dress Barn - CMO

Thanks, Armand. At Dress Barn stores we were very pleased with our quarterly results as sales exceeded plan.

By category, our dressy business across all classifications was very strong. We have grown the business to the point with where our customer now considers us a destination for all their special occasion needs. Dresses fueled by a strong spring selling in our southern regions also exceeded plan nicely. In addition, cut and sew knits, casual and career jackets, and accessories were all strong businesses for the quarter. We are pleased with the performance of our signature fragrance, Shine On Me. The only significant drop to plan came out of sweaters, due mainly to warmer than normal temperatures throughout December. That being said, we managed the inventory well and have exited the quarter with much less sweater clearance than last year.

Overall, inventories are in great shape as we head into our second quarter and more current than last year. Our strategy of converting earlier to the season continues to produce results as a sizable portion of the volume increase for the quarter came from this delivery of merchandise. The strong full priced selling also enabled us to aggressively promote fall clearance, leaving us in good shape for the coming season.

We are encouraged by our early selling of spring merchandise. Dresses are off to a great start as a category builds on last year's strong performance. Prints in general are also selling very well across all classifications in the store. The customer's responded to our assortment of longer length tops as the shift in proportions we saw in the fall season continues into spring where it should build in importance going forward.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

To comment on our February performance, although we are disappointed with our February sales, we believe the results are due to unfavorable weather patterns throughout the month. In those regions that were not impacted by the weather, we continued to see strong spring selling, which gives us confidence that our assortments are on target.
In summary, our focus on presenting unique fashionable assortments to our customers, coupled with our emphasis on lifestyle merchandising and customer service, has us positioned to deliver a good third quarter.

I would now like to turn it over to Lisa Rhodes, Chief Merchandising Officer of Maurice's.

Lisa Rhodes - Dress Barn - CMO, Maurice's

Thanks, Keith.

At Maurice's we were pleased with the 4% comp increase we delivered for the second quarter on top of last year's strong 10% increase. With early spring receipts, we positioned our inventory to capitalize on the later gift card business. Regionally, we saw a comparable store gains across most of the country, with the Northwest and Northeast up high single digits, the Southwest and Midwest up mid single digits and the Southeast down low single digits on a comp basis.

The Casual portion of our assortment posted strong results throughout the quarter, driven by knit tops, sweaters, denim, and lounge apparel. This came from a combination of holiday and new spring product receipts. The key looks in knits were fleece, tees and layering tanks. In sweaters, two key novelty yarn programs were very well-received.

Denim was driven by 5 pocket boot cut silhouettes in medium to dark washes with strong sell throughs coming from our proprietary label program as well as the higher price point Silver brand. Lounge apparel contained great gift giving items and proved to be even stronger post holiday as a Buy For Myself category. The customer responded to color choices which ranged from rich berries, reds, jades and rust, to pale pinks, blues, all anchored by cream, black and heather gray.

Within Dressy apparel, our expansion Wear At Work essentials including dresses for all lifestyles performed very well with virtually all classifications delivering comp increases. The assortment was driven by menswear inspired looks in tailored shirting, silk sweaters, trousers and slim skirts. Colors of black, white, gold and red experienced great sell-throughs.

As mentioned previously, we had strategically added feminine looks to the Club portion of the assortment. Although this business fell short to last year, the customer response has been positive. Key looks included belted satin shirting, lace tops and solid tops with feminine trims. In bottoms, trousers remained a key silhouette.

Product disappointments for the quarter included outerwear and men's which both required aggressive markdowns throughout the period to clear units.

As Armand mentioned, Maurice's entered the third quarter with 8% more average store inventory than a year ago. The increased presence in the initiative categories of loungewear, dresses, wear at work, fragrance and swimwear account for roughly half of this increase. The balance of the additional inventory investment is in the key driver categories of knit tops and denim jeans. This additional inventory helps to offset the continuing pullback of men's inventory within our stores.

With the strong sell-through of clearance merchandise in January, we entered the third quarter with comp stores owning 5% fewer units of clearance. This coupled with balance receipt flow has created improved inventory freshness heading into the spring season. The customer has responded favorably to our new spring collections. Both knits and denim continue in their importance. In addition, we've gained great momentum in our initiative categories as mentioned, loungewear, dresses and Wear At Work essentials. The above positions us well to support both the comp sales and new store growth for the spring season.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

I'd like to turn it over at this point to David Jaffe.

David Jaffe - Dress Barn - President, CEO

Thanks, Lisa. First I would like to talk about marketing.

As we continue develop the brand at Dress Barn, we are evolving the look and feel and are in the process of introducing a new advertising campaign. At Maurice's, we've developed and are now currently implementing our new brand personality and it will be making its debut in all marketing collateral, direct mail, photography and through our mission statement in the store. At both brands we continue to focus on PR so as to enhance and receive editorial coverage, fashion positioning as well as our charitable involvement.

Turning to CRM, at Dress Barn in the second quarter we had 3 direct mail pieces, all of which delivered substantially higher results than last year. These direct mail pieces were supplemented by four bounce-backs and two outreach pieces, distributed during high traffic periods that drove customers back into our stores. For spring we have two mailers and our anniversary and Daisy Dollars event in April.

At Maurice's in the second quarter we introduced our third million piece mailer that generated strong results as well as a direct mail piece to thank our best customers. Three bounce-backs and one outreach piece were distributed, and successfully drove customers back into our stores. For spring we have two mailers scheduled. One is happening now and thus far is very strong. In our March mailer, our Blue Bucks promotion will be announced.

Outreach programs continue to be a primary focus at both divisions, developed focused on introducing new potential customers to our brands. On our private label credit cards market share continues to increase at Dress Barn we're now up to 24%, at Maurice's 27%. As always, these are our best customers and we have a number of different programs being executed to ensure customer loyalty.

Turning to real estate and Dress Barn, for the first half of the year we opened 20 stores, right on plan. We closed 6, significantly below our original budget. For the second half we expect to open another 20 stores and close approximately 10 for a net square footage increase of around 3% for the current fiscal year. This year we have completed 18 full remodels based on our success of last several years remodel results. We will also continue to refurbish stores as necessary to maintain and elevate their appearance.

At Maurice's for the fall season, we have opened 18 stores, a bit below plan, while closing 2. For the spring we project at least 47 openings, thereby ending the year our original projection of 65 new stores, or a 10% net square footage increase. In addition, we will be relocating 22 stores to better centers in order to secure our future in those markets. Six stores will be fully remodeled with another 80 refurbishments that will bring them more in line with our current prototype. For both divisions, I'm pleased that the fall openings as well as last spring's continue to perform above plan.

Concluding, our net cash flow continues to be strong, building up our cash and investments position, although we now have over $200 million, our debt balance between the convert and the mortgage is nearly $150 million. It is our intention to continue to build our war chest as we look for acquisition opportunities. While the Board does not support a cash dividend, a $50 million share buyback authorization remains in place for opportunistic purchases.

While the second quarter's operating performance was slightly below our expectations given certain one time events that Armand has mentioned, we are optimistic about our spring season. We believe we are entering a dress cycle and both divisions are well-positioned to capitalize on this trend. The initial reads on spring goods have been encouraging and generally where we have had good weather the business has been good.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Finally, as described by Keith and Lisa our inventories are in good shape with liquid open to buying. Therefore, I am comfortable reaffirming our guidance for the '07 fiscal year at the upper end of $1 to $1.35 range.

In the news this week was the announcement by GAP that fourth and town would be shut down as well as one by Liz deciding to do the same thing with [Meck]. While these may represent isolated situations or the tip of the iceberg, they do remind us of the difficulties of the retail apparel business. Having just returned from our executive off-site, we're keenly aware of the challenges we face and have laid out strategies in virtually all of our primary areas to improve our business and help us achieve new levels of performance.

Finally, I would like to announce a change in our sales reporting policy. Effective the beginning of next year's first fiscal quarter ending October 27th, 2007, we will begin reporting sales and comps on a quarterly basis and discontinue monthly reporting. We feel this is a better way to present our performance, given the month to month volatility created by extreme weather or holiday shifts.

Thank you, for your interests in Dress Barn, Inc. And I would now like to open up for questions.

Q U E S T I O N S A N D A N S W E R S

Operator

[OPERATOR INSTRUCTIONS]. We'll take our first question from Chris Kim of JPMorgan.

Chris Kim - JPMorgan - Analyst

Hi, thank you. David, could you comment a little about what you're seeing in the space overall. You mentioned, you know, it is a tough environment for a lot of these specialty retailers but you guys seem to be performing relatively well. What do you think you guys are doing different versus the competition out there?

David Jaffe - Dress Barn - President, CEO

Well, in addition to superior management, Chris? Seriously, Chris, I do thing that it's more of a market share game going on there than just overall sluggishness across the industry. I think the good guys, and I hope we're considered one of them, are just delivering what our customers want and that's not just about products. That's certainly a key driver of it. But we found in a lot of surveys that we've done recently that they're not just looking for a product but they're also looking for the service and a pleasant environment and a convenient experience.

So without pointing at any of our competition, a lot of them don't have the same kind of combination of attributes that we do. And we work very hard as you know, Chris, to take some of those strengths and make them even better, for example, our Customer Service. So while I think we're doing a good job in merchandising and I think our Customer Service is really top, we continue to drive it harder to further differentiate ourselves from some of the keep like a Kohls, that presents a very different shopping experience, merchandising approach and certainly service than we do.

Chris Kim - JPMorgan - Analyst

Okay. Okay. And Armand, it sounds like adding back some of these one-timish type of items and higher than expected D&A, looks like you kind of came in ahead of where consensus was lying. My question, you know, could you parts out potentially the timing of marketing aspects of that and will that -- will you benefit from that in the next quarter, in the third quarter?

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO

Let me see if I can give you a little more color on this whole SG&A. If you really break it down, of the 110 basis points, 50 was attributed in the SG&A category. As far as the marketing, the marketing cost and the timing difference, it's really as I stated, it's a timing difference between a first and second quarter and we would anticipate that the third quarter and fourth quarter will come in as we planned.

Chris Kim - JPMorgan - Analyst

Okay. And the healthcare portion of it, is that something that has a predictability of that is kind of difficult?

Armand Correia - Dress Barn - CFO

It's very difficult and in that particular case, we have a self insured plan and this past quarter we had several very unusual claims that we have not seen in the past. It isn't predictable. These things do come sometimes to surprise you and we did have several this past quarter that were a surprise. Again, it is a self-insured plan. We do have a stop loss on it but again, a stop loss is fairly high, even with these extraordinary claims.

Chris Kim - JPMorgan - Analyst

Okay. Great. Fair enough. Thank you and let's hope for some warmer weather.

Armand Correia - Dress Barn - CFO

Likewise, thanks, Chris.

Operator

We'll take our next question from Mark Montagna of PL King.

Mark Montagna - PL King - Analyst

Hi. Few questions. Was wondering if you could tell us how each division did in terms of sales by division for the second quarter.

David Jaffe - Dress Barn - President, CEO

In aggregate, you mean, total?

Mark Montagna - PL King - Analyst

Yes, like how did Maurice's do and how did Dress Barn do?

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President, CEO

Actually, of the second quarter of the 340.3 million Q2 sales, 213.1 million was attributed to Dress Barn while Maurice's contributed 127.2. So basically Dress Barn contributed stores at about 63% and Maurice's added 37%. And this was very comparable to even the prior year's second quarter where DB contributed slightly higher of the total of the $310.9 million again, Maurice's was a little less but because of the growth over the past year, starting to inch their way up and getting a little higher percent of the total.

Mark Montagna - PL King - Analyst

Okay. Then as far as the store count you gave out, the additional store counts going forward for the half but can you break that out by quarter?

David Jaffe - Dress Barn - President, CEO

I would tell you, Mark, that the Dress Barn stores of the 20, probably all but a couple will open up in the third quarter. In the March, April time frame.

Mark Montagna - PL King - Analyst

Okay.

David Jaffe - Dress Barn - President, CEO

And of Maurice's, it's a little bit more straight line between the third and the fourth quarter.

Mark Montagna - PL King - Analyst

Okay. Then can you also touch base on within Dress Barn and Maurice's, you've been kind of layering in a best category, best layer of merchandise. I'm wondering what is the price differential and how I'm wondering what is the price differential and how much of the total merchandise is this best layer of merchandise? How much higher can it go, I guess and with Maurice's, is there anything other than the Silver denim that is being layered in at this best category?

David Jaffe - Dress Barn - President, CEO
Well, why don't we start with Keith on Dress Barn and then go to Lisa.

Keith Fulsher - Dress Barn - CMO

Yes. There's definitely a best category. I'd say it's approximately 20% or more higher than our core category prices are. It encompasses most classifications within the store and Mark, we're always trying to reach new things and it's all about value. We're offering superior made product and with other features that you won't find in some of the merchandise in our stores and we've had had good success with that. So we're looking to expand that. And that even touches on jewelry and accessories also.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Mark Montagna - PL King - Analyst

Within the Dress Barn division, how does the customer zero in on that if they're really looking for the high quality, the highest quality stuff?

Keith Fulsher - Dress Barn - CMO

Some of it has hang tags on it that will really talk about the features of the garment. Many times we just really feature that merchandise, we instruct the stores to put it right up front in the aisle, because it is special, there is more going on to it. We keep it within the mix of our assortment. It sits within a color story and a floor set. But again, we just give it a little bit more prominence, because it is that higher price and a little more special.

Lisa Rhodes - Dress Barn - CMO, Maurice's

At Maurice's, the strategy is a little bit different. Within the denim area we absolutely have that good, better, best. And what's driving that best category is a brand approach. That really is Silver denim brand and beyond that we do carry some other brands, but they're not at significantly a higher price point.

Beyond that, within all assortments, we do build a core fashion trend assortment, but our price points stay pretty consistent and if the value of a garment or the yarn is more expensive, we just look at what the perceived value as what the customer --how the customer would perceive it and retail to the appropriate value.

That being said, we are testing some categories that we will explore a considerably different price point in a few categories that I'm just shipping right now and will report on in the next quarterly call as to how they performed and what happened with them.

Chris Kim - JPMorgan - Analyst

Okay. Are those going to be all store tests?

Lisa Rhodes - Dress Barn - CMO, Maurice's

Absolutely not.

Chris Kim - JPMorgan - Analyst

All right. Okay. Then just had another question about the marketing. Do you have a specific kickoff date for the new marketing for Maurice's and what about Dress Barn? Is that marketing changing or is that largely staying the same?

Keith Fulsher - Dress Barn - CMO

Well, the first part, the marketing has already started flipping its way in. It will be a gradual process as we change out the what we call the mission statements the back of the store, as we do advertising through window signs or direct mail pieces or what have you. And we'll just continue to upgrade it and create this new brand personality and that will continue to evolve the same way it's evolved at Dress Barn for the last four years.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Chris Kim - JPMorgan - Analyst

All right. Great. That was all I needed.

Operator

I will take our next question from Mark Bettinger of Stanford Group.

Mark Bettinger - Stanford Group - Analyst

Hey, guys. How are you? Nice results in a tough environment.

David Jaffe - Dress Barn - President, CEO

Thank you.

Mark Bettinger - Stanford Group - Analyst

Let me ask you, you're guiding to the upper end of the range, you got a Feb comp that was flat. Do you think they're's pent up demand for March and April?

David Jaffe - Dress Barn - President, CEO

I sure hope so. Not being cute, Mark. I do think that --

Mark Bettinger - Stanford Group - Analyst

Sounds like you're banking on it.

David Jaffe - Dress Barn - President, CEO

I don't know if I'm banking on it, but we feel pretty confident because we said I think three times in the prepared comments, where we've had good weather, at both Dress Barn and Maurice's, business has been okay. And where we're banking or where we're investing in our inventory is where we've seen the best results.

Mark Bettinger - Stanford Group - Analyst

So what kind of comp are you looking for in Q3, given that you're starting off with a flat February?

David Jaffe - Dress Barn - President, CEO

I'd say, Mark, we'll still holding to our 4% projection for the season.

Mark Bettinger - Stanford Group - Analyst

And on the unexpected maintenance, the healthcare, professional costs, how long do you expect that to continue?

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO

Yes, Mark, are you there?

Mark Bettinger - Stanford Group - Analyst

Yes. How long do you expect that to continue?

Armand Correia - Dress Barn - CFO

No, I don't. The only thing I do expect to continue is really the depreciation. The depreciation as a percent of sales will go up. It was up 20 basis points during the quarter and I anticipate depreciation to continue as we have increased our estimated CapEx for the year. As far as the other three points, I covered on SG&A that is repairs, maintenance, medical or healthcare, and professional, I would anticipate that those will come into line in the third quarter.

Mark Bettinger - Stanford Group - Analyst

Okay. So those will still be higher but fall -- they'll fall into plan by the third quarter or --

Armand Correia - Dress Barn - CFO

Into plan.

Mark Bettinger - Stanford Group - Analyst

Okay. So they'll be on-plan for the third quarter. Your marketing will be on-plan for the third quarter.

Armand Correia - Dress Barn - CFO

That's correct.

Mark Bettinger - Stanford Group - Analyst

So then if you show any kind of above 3.5% kind of comp, you're getting leverage again.

Armand Correia - Dress Barn - CFO

That's correct.

Mark Bettinger - Stanford Group - Analyst

And you're saying depreciation you're going to run consistently at, what, roughly about 12 million in the quarter?

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO

That's a good number.

Mark Bettinger - Stanford Group - Analyst

Got it. Okay. Good luck, guys, thank you.

Armand Correia - Dress Barn - CFO

Thanks, Mark.

Operator

I'll take our next question from Shaun Smolarz, Sidoti and Company.

Shaun Smolarz - Sidoti and Company - Analyst

Hi, good afternoon.

David Jaffe - Dress Barn - President, CEO

Hi, Shaun.

Shaun Smolarz - Sidoti and Company - Analyst

I have a question. Could you just go over the one-time tax items from the quarter.

Armand Correia - Dress Barn - CFO

Yes. It was, again, it was a an item that impacted approximately $0.03. It happened to be in the area of the deferred tax asset area. It was just an adjustment that we reflected in the quarter. And it pertained to deferred taxes.

Shaun Smolarz - Sidoti and Company - Analyst

And it has effect of lower the effective tax rate?

Armand Correia - Dress Barn - CFO

Yes, only for the quarter.

Shaun Smolarz - Sidoti and Company - Analyst

Only for the quarter. And then so that was kind of offset by that kind of $0.03 gain was kind of offset by $0.03 of higher expenses.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Armand Correia - Dress Barn - CFO

That's correct.

Shaun Smolarz - Sidoti and Company - Analyst

And my other question was what do you thing a reasonable long-term operating margin could be, say like out three to five years?

Armand Correia - Dress Barn - CFO

Well, let's stay with maybe a little shorter. You know, based on David's reaffirming guidance for the year, that would still take operating margin in the range of 10.5 to an 11% for fiscal July of 2007. And I think as we've indicated before, over maybe a five-year period, how much more can we go up in margin? Very difficult. I think probably Maurice's has a little more benefit than Dress Barn on operating margins but I don't anticipate a significant amount.

Shaun Smolarz - Sidoti and Company - Analyst

All right. Thank you very much.

Armand Correia - Dress Barn - CFO

Okay.

Operator

We'll take our next question from Paula Kalandiak of First Albany Capital.

Paula Kalandiak - First Albany Capital - Analyst

Good afternoon, nice quarter.

David Jaffe - Dress Barn - President, CEO

Thanks, Paula.

Paula Kalandiak - First Albany Capital - Analyst

I have a couple questions mostly related to promotional activity. First of all, did you do Daisy Dollars this February? I didn't notice it.

David Jaffe - Dress Barn - President, CEO

No, Daisy Dollars is given out during the March time period and redeemed in April.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Paula Kalandiak - First Albany Capital - Analyst

I think last year it was February; correct?

David Jaffe - Dress Barn - President, CEO

It was the same timing at last year. Given out in March, redeemed in April.

Paula Kalandiak - First Albany Capital - Analyst

Okay. And then also with regards to your suit sale, based on a couple of stores that we talked to it seems like that's been extended a little bit is that right.

 David Jaffe - Dress Barn - President, CEO

Yes, we extended it a few days.

 Paula Kalandiak - First Albany Capital - Analyst

Can you tell us what the rational is behind that?

David Jaffe - Dress Barn - President, CEO

Just for a little extra -- the business has been -- weather affected areas, so we just wanted to give the stores a little excitement, something to do. But we've been actually pleased with the suit performance through the month of February.

Paula Kalandiak - First Albany Capital - Analyst

Okay. And is the suit sale extended at all stores or just certain stores?

David Jaffe - Dress Barn - President, CEO

It's extended at all stores. It's over effective today.

Operator

And we'll take our next question from Erin Maloney of Merriman Curhan Ford.

Erin Maloney - Merriman Curhan Ford and Company - Analyst

Hi, good afternoon.

David Jaffe - Dress Barn - President, CEO

Hi.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Erin Maloney - Merriman Curhan Ford and Company - Analyst

I just actually was curious mostly of Maurice's, but I'm also curious how Dress Barn, kind of the traffic trends you've seen over the last few months if there's been any improvement mostly on the Maurice's side of the business.

Keith Fulsher - Dress Barn - CMO

Let me start, Lisa, feel free to jump in. As we've talked about the last few calls, have had some issues with traffic at Maurice's being down more than we would like. The good news is while it's still down, the trends in the last several months have been that it's not been down as much as it had been for the last -- the prior six months. So we feel we've bottomed out and we're starting to come back up again as a result of new marketing, more aggressive marketing, new merchandising cycle, et cetera. And you know, we're optimistic that as we come into the spring season, we can hopefully get our traffic to come back a little bit. And fortunately our conversion has been very good and so that's made up for the short fall in traffic.

Erin Maloney - Merriman Curhan Ford and Company - Analyst

Okay. And then traffic trends at Dress Barn?

Keith Fulsher - Dress Barn - CMO

Well as you may know, we don't have any traffic counters at Dress Barn. So I can't give you anything other than anecdotally tell that our transactions are up and while that's not a perfect predictor, because conversion may go up as it has at Maurice's, we feel like we're getting a little more traffic. That's what all the store people will tell you. But I can't quantify that for you.

Erin Maloney - Merriman Curhan Ford and Company - Analyst

Okay. Great. No, that's helpful. And then just back on Maurice's, you mentioned the marketing and you've been testing that over the fall and the holiday. I was curious if there were certain promotions you're finding is driving that customer in the store or are you still kind of in a test mode there?

Keith Fulsher - Dress Barn - CMO

Certainly we're testing, but Lisa, do you want to address anything in particular?

Lisa Rhodes - Dress Barn - CMO, Maurice's

Sure. The two events that have been the most successful have both are mailer-driven and one was the introduction of Blue Bucks, which is a Maurice's Daisy Dollars, which is a bounce back and we will be running that in March, redeemable in April, similar to Dress Barn. And the other one that has been successful for us has been mystery discounts, whether they're pull tabs, but a savings for the customer anywhere from 20 to 50% on the pull tab.

Erin Maloney - Merriman Curhan Ford and Company - Analyst

Okay. Great. That's helpful. Thank you very much.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Operator

I'll take our next question from Robin Murchison of SunTrust. Please proceed.

David Jaffe - Dress Barn - President, CEO

Hi, Robin.

Robin Murchison - SunTrust - Analyst

Hi. Thank you for taking my question. What are your thoughts on the men's business that Maurice's at this point in time? It doesn't seem to comprise a lot of -- it seems to be a little bit more troubled area, doesn't seem to comprise a lot. Would you consider repositioning the business? How committed are you to it?

David Jaffe - Dress Barn - President, CEO

Well, as you may know from tracking our business over the last couple years, the men's business has declined as a percent of sales. It's in 2/3 of our stores and it's gone from high single digits to mid single digits in terms of percent of sales. At this point, as Lisa mentioned, we are pulling back a little bit and we're using that as an opportunity to go after other initiatives that Lisa has mentioned. And we've got some other tests that we're working on currently and I'm sure we'll have more to say about that at our next call.

Robin Murchison - SunTrust - Analyst

If you eliminated it, would you see -- and you just replaced it or filled in with existing women's, maybe broaden some of the categories or something like that, would you realize -- what would happen to your sales per square foot, your productivity?

David Jaffe - Dress Barn - President, CEO

Well, the men's sales per square foot is much lower than the rest of the business. So depending on what new initiatives we implement and how well they take, you know, we think we can replace and hopefully even do more with that space. So as Lisa mentioned, some of the initiatives and then we've got a few others that are on the drawing board that we're pretty of optimistic about.

Robin Murchison - SunTrust - Analyst

Can you comment on some of the competition, or well not really competition, but some of the other retailers out there have certainly commented that crops have not been a very good business. There's certainly banking on a better shorts business this year versus last year. What do you think that -- how do you think your Maurice's customer, your female customer is reacting to that category?

Lisa Rhodes - Dress Barn - CMO, Maurice's

We have on the floor at this point alternative lengths and shorts and in the Wear At Work and dressy categories, alternative lengths are actually performing better this year than they did last year. Even with the weather that we've had. And in the casual categories, shorts are performing very, very strong. So I believe the having variety and offering both casual and dressy assortment we'll be able to capitalize and maximize both the short business and continue to be able to run a very profitable alternative length business.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Robin Murchison - SunTrust - Analyst

Okay. Good. Thank you very much.

Operator

We'll take our next question from [Jeff Halper] of [Halper Capital Management.

Jeff Halper - Halper Capital Management - Analyst

I was wondering what is the type of acquisition you would be interested in, what type of criteria would that candidate for acquisition have? Any volume metric, minimum or maximum? Any particular type of store or retail or specialty, discount, men's, ladies, could you give me a little feedback on that?

David Jaffe - Dress Barn - President, CEO

Sure. As some of our listeners know from past calls, we have a set of criteria that we look at in evaluating any new acquisition opportunity. And actually I mentioned our off-site, we've expanded that criteria significantly. But let me just give you kind of in a nutshell the key things we're looking for.

One is a business that is complimentary to the Dress Barn business. And Dress Barn Inc. business, so we would not go after an auto parts store. But women's shoes might make sense.

We are looking for a business that has a proven economic model. We're not interested in doing turn-arounds. We are interested in doing friendly deals with exceptional management teams.

We don't have a lot of bench strength here that we can just move people out to new divisions and we don't believe in doing hostile deals.

And finally, we're looking to do deals, make investments in businesses that we can help achieve significant growth both in top line as well as the margins.

I can go further if you're interested, feel free to give us a call afterwards, but that's a quick overview. There's really very little volume criteria. We would look at very small companies if we believed in the business, thought it had a nice niche and on the other side, we've looked at very large companies, however, we are not interested in making an acquisition that would force us into what I'll call betting the Company on the acquisition working out.

Jeff Halper - Halper Capital Management - Analyst

Okay. I got a handle now on what you would be interested in. And thank you for clearing that up a little bit, so I have an idea and good luck in your hunt.

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

David Jaffe - Dress Barn - President, CEO

Well, if you have any ideas I'd love to hear from you. Thank you for your interest.

Jeff Halper - Halper Capital Management - Analyst

Thank you very much.

Operator

And we'll take our last question from Mark Bettinger, Stanford Group.

Mark Bettinger - Stanford Group - Analyst

Armand, just on the taxes, if you were -- on the deferred tax asset, if that's basically being adjusted or reversed, does that mean the taxes in the past were a little bit on the high side?

Armand Correia - Dress Barn - CFO

That's correct.

Mark Bettinger - Stanford Group - Analyst

So again, even the tax issue is just really timing.

Armand Correia - Dress Barn - CFO

It's a timing issue.

Mark Bettinger - Stanford Group - Analyst

Between now and the past.

Armand Correia - Dress Barn - CFO

That's correct.

Mark Bettinger - Stanford Group - Analyst

Got it. Thanks, guys.

David Jaffe - Dress Barn - President, CEO

Any other questions?

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F I N A L T R A N S C R I P T
Feb. 28. 2007 / 4:30PM, DBRN - Q2 2007 Dress Barn Earnings Conference Call

Operator

At this time, I'm showing no other questions on the phone lines.

David Jaffe - Dress Barn - President, CEO

Once again, I thank everyone, very much, for their interest, and we look forward to speaking to you in another quarter. Bye-bye .

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